Exhibit 3.1

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

Gladstone Commercial Corporation, a Maryland corporation (the “CORPORATION”), hereby certifies to the State Department of Assessments and Taxation (the “SDAT”) that:

ONE: The Corporation desires to restate in its entirety the charter of the Corporation (the “CHARTER”) as is currently in effect pursuant to Section 2-608 of the MARYLAND CORPORATION LAW (the “MGCL”).

TWO: The following provisions, together with the descriptions of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the 7.75% Series A Cumulative Redeemable Preferred Stock, the 7.5% Series B Cumulative Redeemable Preferred Stock, the Senior Common Stock and the 7.125% Series C Cumulative Term Preferred Stock of the Corporation attached hereto, respectively, as Exhibits A, B, C and D, all of which are incorporated herein by reference and made a part hereof, are all of the provisions of the Charter currently in effect:

FIRST: The name of the Corporation is Gladstone Commercial Corporation (which is hereafter called the “CORPORATION”).

SECOND: The purpose for which the Corporation is formed is to engage in any lawful business and activity, including, without limitation, but subject to any contrary requirements necessary to qualify the Corporation as a real estate investment trust (a “REIT”) under Part II of Subchapter M of the Internal Revenue Code of 1986, as amended (and any successor provisions and as those rules may be modified for purposes of REITs) (collectively, the “CODE”):

1. To purchase, acquire, hold, own, improve, develop, sell, convey, assign, release, finance, refinance, mortgage, encumber, use, lease, hire, manage, deal in and otherwise dispose of real property and personal property of every kind and nature or any interest therein, improved or otherwise, including without limitation mortgage loans, promissory notes, collateralized certificates, stocks and securities of other corporations or entities; to lend money; to take real estate, securities and other collateral as security for the payment of all sums due the Corporation; and to sell, assign and release such securities;

2. To equip, furnish, improve, develop and manage any property, real or personal; to invest, trade and deal in any property, real or personal; to encumber or dispose of any such property at any time held or owned by the Corporation; and

3. To have and exercise any and all powers and privileges now or hereafter conferred by the general laws of the State of Maryland upon corporations formed under such laws.

The foregoing enumeration of the purposes of the Corporation is made in furtherance and not in limitation of the powers conferred upon the Corporation by law. The mention of any particular purpose is not intended in any manner to limit or restrict the generality of any other purpose mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by the laws of the State of Maryland upon corporations of a similar character, it being the intention that the purposes set forth in each of the paragraphs of this Article shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this or any other Article of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as purposes; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power, or do any act, which a corporation formed under the general laws of the State of Maryland may not at the time lawfully carry on or do.

THIRD: The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The name of the Resident Agent of the Corporation in this State is The Corporation Trust Incorporated whose address is 351 West Camden Street, Baltimore, Maryland 21201.

FOURTH: The total number of shares of capital stock which the Corporation has the authority to issue is thirty-eight million five hundred thousand (38,500,000) shares of common stock, with a par value of $0.001 per share, one million one hundred fifty thousand (1,150,000) shares of 7.75% Series A Cumulative Redeemable Preferred Stock, with a par value of $0.001 per share, one million one hundred fifty thousand (1,150,000) shares of 7.5% Series B Cumulative Redeemable Preferred Stock, with a par value of $0.001 per share, seven million five hundred thousand (7,500,000) shares of Senior Common Stock, with a par value of $0.001 per share, and one million seven hundred thousand (1,700,000) shares of 7.125% Series C Cumulative Term Preferred Stock, with a par value of $0.001 per share, with such capital stock having an aggregate par value of $50,000.00.

FIFTH: The number of directors of the Corporation shall be three (3), subject to change in accordance with the Bylaws of the Corporation. The current directors are: David Gladstone and Terry L. Brubaker. The third seat on the board of directors is currently vacant, to be filled in accordance with the Bylaws of the Corporation.

SIXTH: Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares. The shares have no cumulative voting rights and, except as provided in Article EIGHTH below, are not subject to redemption.

SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

1. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or classes, whether now or hereafter authorized.

2. The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue.

3. The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the face value of his stock.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other cause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

4. The Corporation shall indemnify (1) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (2) other employees and agents (including Corporation’s advisers) to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of

Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

5. No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (1) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director’s or officer’s action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) intentionally wrongful, willful or malicious and, in each such case, was material to the cause of action adjudicated in the proceeding.

6. Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

(a) The amendment of the Charter of the Corporation;

(b) the consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

(c) the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(d) the sale, lease, exchange or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;

(e) the participation by the Corporation in a share exchange (as defined in the Corporation and Associations Article of the Annotated Code of Maryland) as the corporation the stock of which is to be acquired; and

(f) the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

EIGHTH: The following provisions are hereby adopted for the purpose of restricting the transfer and acquisition of shares, and providing a redemption right:

1. Whenever it is deemed by the Board of Directors to be prudent in protecting the tax status of the Corporation as a REIT, the Board of Directors may require to be filed with the Corporation a statement or affidavit from each proposed transferee of shares of capital stock of the Corporation setting forth the number of such shares already owned, or deemed to be owned under rules of constructive ownership, by the transferee and any other person(s) specified in the form prescribed by the Board of Directors for that purpose and such other information as the Board of Directors deems relevant for this purpose. Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision.

2. Prior to any transfer or transaction which would cause a person to own, directly, indirectly or constructively, shares in excess of the Limit (as defined in Section 4 of this Article EIGHTH), and in any event upon demand of the Board of Directors or its designee, such stockholder shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation (i) owned directly and (ii) owned indirectly (for purposes of this Section, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), or would be considered to own such shares by reason of the attribution rules in Section 544 of the Code or the regulations issued thereunder or any successor provision and as those rules may be modified for purposes of the REIT provisions of the Code) by the person filing the affidavit. Such affidavit shall contain such additional information as deemed relevant by the Board of Directors for purposes of carrying out its duties hereunder. The affidavit to be filed with the Corporation shall set forth all information required to be disclosed by stockholders under Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation, and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, shall be filed with the Corporation within ten (10) days after demand therefor and at least fifteen (15) days prior to any transfer or transaction which, if consummated, would cause the filing person to hold a number of shares of capital stock of the Corporation in excess of the Limit (as defined in Section 4 of this Article EIGHTH below). The Board of Directors or its designee shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred other than in compliance with the provisions of this Section.

3. Any acquisition of shares of capital stock of the Corporation that would result in the disqualification of the Corporation as a REIT under the Code shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of such shares shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such Excess Shares (as defined below) and to hold such Excess Shares on behalf of the ultimate owner of such Excess Shares. Any person who receives dividends, interest or any other distribution paid on account of Excess Shares shall hold and retain these dividends, interest or any other distribution as an agent for the Corporation.

While the Excess Shares are so held on behalf of the ultimate owner of such Excess Shares, such Excess Shares shall not have any voting rights and shall not be considered for purposes of any stockholder vote or determining a quorum for such a vote. The Excess Shares shall not be treasury stock but shall continue as issued and outstanding Shares under the General Corporation Law of Maryland.

Upon discovering the ownership of any Excess Shares, the Board of Directors may (i) cause the Corporation to immediately redeem such Excess Shares pursuant to Section 6 of this Article EIGHTH or (ii) grant the stockholder thirty (30) days to transfer such Excess Shares to any person or group whose ownership of such Excess Shares would not result in a violation of this Article EIGHTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any dividends on the Excess Shares not previously paid or distributed. If such Excess Shares are not transferred within such thirty (30)-day period, the Corporation will be deemed to have redeemed such Excess Shares pursuant to Section 6 of this Article EIGHTH.

4. Notwithstanding any other provision hereof to the contrary and subject to the provisions of Section 5 of this Article EIGHTH, no person or persons acting as a group shall at any time own (directly or under constructive ownership rules relevant for purposes of qualifying the Corporation as a REIT) in the aggregate more than nine and eight-tenths percent (9.8%) of the outstanding shares of capital stock of the Corporation (the “LIMIT”). Shares which but for this Article EIGHTH would be owned by a person or persons acting as a group and would, at any time, be in excess of the Limit shall be deemed Excess Shares. For the purpose of determining ownership of Excess Shares, “OWNERSHIP” of shares shall be deemed to include shares constructively owned by a person under the provisions Sections 542, 544 and 856 of the Code (and any successor provision and as those rules may be modified for purposes of the REIT provisions of the Code) and also shall include shares beneficially owned under the provisions of Rule 13d-3 promulgated under the Exchange Act. For purposes of determining persons acting as a group, “GROUP” shall have the same meaning as such term has for purposes of Section 13(d)(3) of the Exchange Act. All shares of capital stock of the Corporation which any person or persons acting as a group have the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into such shares, if any, shall be considered outstanding for purposes of determining the applicable Limit if such inclusion will cause such person or persons acting as a group to own more than the Limit. The Board of Directors shall have the right, but shall not be required, to refuse to transfer shares of capital stock of the Corporation if, as a result of the proposed transfer, any person or persons acting as a group would hold or be deemed to hold Excess Shares.

5. The Limit set forth in Section 4 of this Article EIGHTH shall not apply to the acquisition of shares of capital stock of the Corporation: (i) by an underwriter in a public offering of such shares; (ii) pursuant to a cash tender offer made for all outstanding shares (including securities convertible into common stock, which subsequently may be issued by the Corporation) in conformity with applicable federal and state securities laws where at least ninety percent (90%) of the outstanding shares (not including shares or subsequently issued securities convertible into common stock, which are held by the tender offeror or any “affiliates” or “associates” thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer; or (iii) in any transaction involving the issuance of shares of capital stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will deemed to be Excess Shares. The Board of Directors in its discretion may exempt from the Limit and from the filing requirements of Section 2 of this Article EIGHTH ownership or transfers of certain designated shares of capital stock of the Corporation while owned by or transferred to a person who has provided the Board of Directors with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a REIT under the Code and the regulations issued under the Code would not be jeopardized thereby.

6. At the discretion of the Board of Directors, all Excess Shares may be redeemed by the Corporation. Written notice of redemption shall be provided to the holder of the Excess Shares not less than one week prior to the redemption date (the “REDEMPTION DATE”) determined by the Board of Directors and included in the notice of redemption. The redemption price to be paid for Excess Shares shall be equal to the lesser of the price paid for the Excess Shares by the stockholder in whose possession the redeemed shares were formerly Excess Shares or the Fair Market Value of the Excess Shares. “Fair Market Value” shall mean (i) the closing price of such shares on the principal national securities exchange on which such shares are listed or admitted to trading on the last business day prior to the Redemption Date, or (ii) if such shares are not so listed or admitted to trading, the closing bid price on such last business day as reported on the NASDAQ System, if quoted thereon, or (iii) if the redemption price is not determinable in accordance with clause (i) or (ii) of this sentence, the fair market value of such shares determined in good faith by the Board of Directors. The redemption price for any shares of capital stock of the Corporation so redeemed shall be paid on the Redemption Date. From and after the Redemption Date, the holder of any shares of capital stock of the Corporation called for redemption shall cease to be entitled to any distributions and other benefits with respect to such shares, except the right to payment of the redemption price fixed as aforesaid.

7. Nothing contained in this Article EIGHTH or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of its stockholders by maintaining the Corporation’s eligibility to be, and preserving the Corporation’s status as, a qualified REIT under the Code.

8. For purposes of this Article EIGHTH only, the term “PERSON” shall include individuals (including natural persons and organizations treated as natural persons in Section 542(a) of the Code), corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, unincorporated associations or other entities and governments and agencies and political subdivisions thereof.

9. If any provision of this Article EIGHTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent any provision of this Article EIGHTH may be inconsistent with any other provisions of these articles of incorporation, this Article EIGHTH shall be controlling.

10. In the event that a stockholder knowingly holds Excess Shares and the Corporation consequently loses its status as a REIT under the Code or becomes a personal holding company, such stockholder shall be required to indemnify the Corporation for the full amount of any damages and expenses (including, without limitation, increased corporate taxes, attorneys’ fees and administrative costs) resulting from the Corporation’s loss of its REIT qualification under the Code.

11. Nothing herein contained shall limit the ability of the Corporation to impose or seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

12. All persons or groups who own five percent (5%) or more of the Corporation’s outstanding shares during any taxable year of the Corporation shall file with the Corporation an affidavit setting forth the number of shares during such taxable year (a) owned directly (held of record by such person or group, or by a nominee or nominees of such person or group), and (b) owned indirectly (by reason of Section 542, 544 or 856 of the Code or for purposes of Section 13(d) of the Exchange Act) by the person or group filing the affidavit. The affidavit to be filed with the Corporation shall set forth all the information required to be reported (i) in returns of stockholders under Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation, and (ii) in reports to be filed under Section 13(d) of the Exchange Act. The affidavit or amendment to a previously-filed affidavit shall be filed with the Corporation annually within 60 days after the close of the Corporation’s taxable year. A person or group shall have satisfied the requirements of this Section 12 of this Article EIGHTH if the person or group furnishes to the Corporation the information in such person or group’s possession after such person or group has made a good faith effort to determine the shares it indirectly owns and to acquire the information required by Treasury Regulation Section 1.857-9 issued under the Code or similar provisions of any successor regulation.

TENTH: The duration of the Corporation shall be perpetual.

THREE: As set forth in Articles Supplementary filed with and accepted for record by the SDAT on March 16, 2010, under a power contained in Title 3, Subtitle 8 of the MGCL, by provision in the Bylaws of the Corporation (the “BYLAWS”) duly adopted by the Board of Directors and notwithstanding any other provision in the Charter or the Bylaws to the contrary, the Corporation elected to be subject to Sections 3-803, 3-804 and 3-805 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

FOUR: The foregoing restatement of the Charter has been approved by a majority of the entire Board of Directors.

FIVE: The Charter is not amended by these Articles of Restatement.

SIX: The current address of the principal office of the Corporation is set forth in Article THIRD of the foregoing restatement of the Charter.

SEVEN: The name and address of the Corporation’s current resident agent is as set forth in Article THIRD of the foregoing restatement of the Charter.

EIGHT: The number of directors of the Corporation is currently ten, and the names of the current directors and the years in which their terms of office expire on the date of the annual meeting of stockholders in such year are as follows:

Name	End of Term
Terry Lee Brubaker	2012
David A.R. Dullum	2012
Gerard Mead	2012
John Reilly	2012
David Gladstone	2013
Paul W. Adelgren	2013
John H. Outland	2013
Michela A. English	2014
Anthony W. Parker	2014
George Stelljes III	2014

NINE: The undersigned acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 23rd day of April 2012.

[SEAL]

ATTEST:	GLADSTONE COMMERCIAL CORPORATION

/s/ Terry L. Brubaker	/s/ David Gladstone
Terry L. Brubaker, Secretary	David Gladstone, Chief Executive Officer

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT A

7.75% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

1. Designation and Number. A class of Preferred Stock, designated the “7.75% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The number of shares of Series A Preferred Stock shall be 1,150,000 (the “Series A Preferred Shares”).

2. Rank. The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company, $0.001 par value per share (the “Common Stock”), and to all equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “Parity Preferred Securities”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

3. Dividends.

(a) Holders of shares of the Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.75% per annum of the $25.00 liquidation preference (the “Liquidation Preference”) per share (equivalent to a fixed annual amount of $1.9375 per share). Dividends on the Series A Preferred Stock shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the last business day of each month (each, a “Dividend Payment Date”). The first dividend, which will be payable on February 28, 2006, will be for a full month. Such dividend and any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve thirty-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Company that is not more than 20 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not the Company has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series A Preferred Stock will not bear interest and holders of the Series A Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series A Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Parity Preferred Stock, shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Company’s qualification as a real estate investment trust (“REIT”)). Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

(e) If, for any taxable year, the Company elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Company, the portion of the Capital Gains Amount that shall be allocable to holders of the Series A Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series A Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Company for such year.

4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series A Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the Liquidation Preference on the Series A Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series A Preferred Stock and such other series of Parity Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Company. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Company) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Shares whose preferential rights upon dissolution are superior to those receiving the distribution.

5. Optional Redemption.

(a) The Series A Preferred Stock is not redeemable prior to January 30, 2011. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series A Preferred Stock will be subject to provisions in the Company’s Charter pursuant to which shares of capital stock of the Company owned by a stockholder in excess of 9.8% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after January 30, 2011, the Company, at its sole option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series A Preferred Stock to be redeemed, then from and after the redemption date dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Stock is to be redeemed, Series A Preferred Shares shall be selected pro rata for redemption (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. After redemption, all shares of Series A Preferred Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of the Company’s preferred stock that may be designated by the Company’s Board of Directors pursuant to Article VII of the Company’s Charter, as further amended.

(b) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the Series A Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(d) Immediately prior to any redemption of Series A Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend

Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e) The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series A Preferred Stock acquired by a stockholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series A Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series A Preferred Stock are being redeemed.

6. Voting Rights.

(a) Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for eighteen or more consecutive months (a “Preferred Dividend Default”), the holders of such shares of Series A Preferred Stock voting separately as a class together with all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 20% of the Series A Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series A Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c) So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise (each an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series A Preferred Stock (or shares issued by a surviving entity in substitution for the Series A Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock and provided, further that (i) any increase in the amount of authorized shares of Series A Preferred Stock, (ii) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (iii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

7. Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

8. Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

9. No Preemptive Rights. No holder of the Series A Preferred Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT B

7.5% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK

1. Designation and Number. A class of Preferred Stock, designated the “7.5% Series B Cumulative Redeemable Preferred Stock” (the “ Series B Preferred Stock ”), is hereby established. The number of shares of Series B Preferred Stock shall be 1,150,000 (the “ Series B Preferred Shares ”).

2. Rank. The Series B Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock of the Company, $0.001 par value per share (the “ Common Stock ”), and to all equity securities ranking junior to the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, including the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock (the “ Series A Preferred Stock ”), the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the “ Parity Preferred Securities ”); and (iii) junior to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

3. Dividends.

(a) Holders of shares of the Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.5% per annum of the $25.00 liquidation preference (the “ Liquidation Preference ”) per share (equivalent to a fixed annual amount of $1.875 per share). Dividends on the Series B Preferred Stock shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the last business day of each month (each, a “ Dividend Payment Date ”). The first dividend, which will be payable on November 30, 2006, will be for a full month. Such dividend and any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve thirty-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Company that is not more than 20 nor less than 7 days prior to such Dividend Payment Date (each, a “ Dividend Record Date ”).

(b) No dividends on shares of Series B Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accumulate whether or not the Company has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series B Preferred Stock will not bear interest and holders of the Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative dividends described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series B Preferred Stock (other than a dividend in shares of the Company’s Common Stock or in shares of any other class of stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of Parity Preferred Stock, shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Company’s qualification as a real estate investment trust (“ REIT ”)). Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided above. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

(e) If, for any taxable year, the Company elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “ Code ”) any portion (the “ Capital Gains Amount ”) of the dividends paid or made available for the year to holders of any class or series of stock of the Company, the portion of the Capital Gains Amount that shall be allocable to holders of the Series B Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series B Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Company for such year.

4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series B Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the Liquidation Preference on the Series B Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series B Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series B Preferred Stock and such other series of Parity Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Company. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Company) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Shares whose preferential rights upon dissolution are superior to those receiving the distribution.

5. Optional Redemption.

(a) The Series B Preferred Stock is not redeemable prior to October 31, 2011. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series B Preferred Stock will be subject to provisions in the Company’s Charter pursuant to which shares of capital stock of the Company owned by a stockholder in excess of 9.8% in value of the outstanding shares of capital stock of the Company (the “ Ownership Limit ”) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. On and after October 31, 2011, the Company, at its sole option upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Series B Preferred Stock to be redeemed, then from and after the redemption date dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Stock is to be redeemed, Series B Preferred Shares shall be selected pro rata for redemption (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. After redemption, all shares of Series B Preferred Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of the Company’s preferred stock that may be designated by the Company’s Board of Directors pursuant to Article VII of the Company’s Charter, as further amended.

(b) Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(d) Immediately prior to any redemption of Series B Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

(e) The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series B Preferred Stock acquired by a stockholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series B Preferred Stock are being redeemed, for cash at a redemption price of $25.00 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in such proportion and in accordance with such procedures as shares of Series B Preferred Stock are being redeemed.

6. Voting Rights.

(a) Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

(b) Whenever dividends on any shares of Series B Preferred Stock shall be in arrears for eighteen or more consecutive months (a “ Preferred Dividend Default ”), the holders of such shares of Series B Preferred Stock voting separately as a class together with the holders of the Series A Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “ Preferred Stock Directors ”) at a special meeting called by the holders of record of at least 20% of the Series B Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the outstanding shares of Series B Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series B Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(c) So long as any shares of Series B Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise (each an “ Event ”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series B Preferred Stock (or shares issued by a surviving entity in substitution for the Series B Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series B Preferred Stock and provided, further that (i) any increase in the amount of authorized shares of Series B Preferred Stock, (ii) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (iii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(d) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

7. Conversion. The Series B Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

8. Maturity. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

9. No Preemptive Rights. No holder of the Series B Preferred Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT C

SENIOR COMMON STOCK

1. Designation and Number. A class of capital stock, designated “Senior Common Stock,” is hereby established. The number of shares of Senior Common Stock shall be 7,500,000.

2. Rank. The Senior Common Stock, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, will: (i) rank senior to the Common Stock with respect to payment of distributions and be pari passu with the Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up as a result of the automatic conversion feature set forth in Section 6 below; (ii) be pari passu with the pre-existing class of senior common stock of the Company (the “ Predecessor Senior Common Stock ”) with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up; (iii) rank junior to all classes and series of preferred stock of the Company now or hereafter existing (“ Preferred Stock ”), including without limitation the 7.75% Series A Cumulative Redeemable Preferred Stock and 7.5% Series B Cumulative Redeemable Preferred Stock, with respect to payment of distributions and distribution of amounts upon liquidation, dissolution or winding up; and (iv) rank junior to all existing and future indebtedness of the Company.

3. Distributions.

(a) The Senior Common Stock will be entitled to receive, subject to the preferential rights of the Preferred Stock, when and as declared by the Board, out of funds legally available for payment of distributions, cash distributions in an amount equal to $1.05 per share per annum, declared daily and paid at the rate of $0.0875 per share per month. Distributions will be cumulative from the date of issue of the shares, and will be payable monthly on or about the fifth (5th) business day of the month following the month in which such distributions are earned.

(b) No distributions on shares of Senior Common Stock shall be authorized by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, distributions on the Senior Common Stock will accumulate whether or not the Company has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accumulated but unpaid distributions on the Senior Common Stock will not bear interest and holders of the Senior Common Stock will not be entitled to any distributions in excess of full cumulative distributions described above. No distributions will be declared or paid or set apart for payment on the Common Stock or any other series or equity class of securities ranking junior to the Senior Common Stock (other than a distribution in shares of Common Stock or in shares of any other class of stock ranking junior to the Senior Common Stock as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Senior Common Stock for all past distribution periods and the then current distribution period.

(d) If, for any taxable year, the Company elects to designate as a “capital gain distribution” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “ Code ”), any portion (the “ Capital Gains Amount ”) of the distributions paid or made available for the year to holders of any class or series of stock of the Company, the portion of the Capital Gains Amount that shall be allocable to holders of the Senior Common Stock shall be the amount that the total distributions (as determined for federal income tax purposes) paid or made available to the holders of the Senior Common Stock for the year bears to the aggregate amount of distributions (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Company for such year.

4. Optional Redemption. In order to ensure that the Company will continue to meet the requirements for qualification as a real estate investment trust (“ REIT ”), the Senior Common Stock will be subject to provisions in the Charter pursuant to which shares of capital stock of the Company owned by a stockholder in excess of 9.8% in value of the outstanding shares of capital stock of the Company (the “ Ownership Limit ”) will be deemed “ Excess Shares, ” and the Company shall have the right to purchase such Excess Shares from the holder. After the fifth anniversary of the end of the Offering Period (as defined below), the Company, at its sole option upon not less than 30 nor more 60 days’ written notice, may call for redemption shares of the Senior Common Stock, in whole or in part, at any time and from time to time, for cash at a redemption price of $15.30 per share, plus all accumulated and unpaid distributions thereon to the date fixed for redemption. Holders of Senior Common Stock that are redeemed shall surrender such Senior Common Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid distributions payable upon such redemption. If less than all of the outstanding Senior Common Stock is to be redeemed, shares of Senior Common Stock shall be selected pro rata for redemption or by any other equitable method determined by the Company. After redemption, all shares of Senior Common Stock previously outstanding shall be unclassified and shall constitute authorized and unissued shares of Common Stock that may be designated by the Board pursuant to Article SEVENTH of the Charter, as further amended.

5. Exchange Option. Holders of Senior Common Stock shall have the right, but not the obligation, after the fifth anniversary of the date of issuance of the shares of Senior Common Stock proposed to be exchanged (or, in the case of any shares of Senior Common Stock issued in exchange for shares of Predecessor Senior Common Stock, the fifth anniversary of the date of issuance of the shares of Predecessor Senior Common Stock), to exchange any or all of such shares of Senior Common Stock for Common Stock, at an exchange ratio (the “ Exchange Ratio ”) calculated by dividing $15.00 by the greater of (i) the Closing Trading Price of the Common Stock on the date on which such shares of Senior Common Stock were originally issued (or, in the case of any shares of Senior Common Stock issued in exchange for shares of Predecessor Senior Common Stock, the date on which the shares of Predecessor Senior Common Stock were originally issued), (ii) the Book Value Per Share of the Common Stock as determined as of the date on which such shares of Senior Common Stock were originally issued (or, in the case of any shares of Senior Common Stock issued in exchange for shares of Predecessor Senior Common Stock, the date on which the shares of Predecessor Senior Common Stock were originally issued), and (iii) $13.68. Solely for the purpose of determining when such shares become exchangeable in accordance with this Section 5 (and not for purposes of determining the Exchange Ratio with respect thereto or for any other purpose), shares of Senior Common Stock purchased by a holder on dates subsequent to such holder’s initial purchase of Senior Common Stock (excluding shares issued pursuant to such holder’s participation in the Company’s distribution reinvestment plan, if any) will be deemed to have been issued on their respective issuance dates and, accordingly, the five-year holding periods for such shares will commence from their respective issuance dates. Solely for the purpose of determining when such shares become exchangeable in accordance with this Section 5 (and not for purposes of determining the Exchange Ratio with respect thereto or for any other purpose) any shares issued pursuant to the Company’s distribution reinvestment plan will be deemed to have been issued, and the five-year holding periods for such shares will be deemed to commence, on the date of issuance of the shares of Senior Common Stock purchased by the holder to which the shares issued pursuant to the Company’s distribution reinvestment plan relate. All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of exchange. For purposes of this Section 5 (and elsewhere in these Articles Supplementary):

(a) “ Book Value Per Share ” means, as of a given date, the Common Stockholders’ Equity (as reflected in the Company’s most recent public filing with the U.S. Securities and Exchange Commission (the “ SEC ”)) divided by the number of outstanding shares of Common Stock as of the same date.

(b) “ Closing Trading Price ” means, on any date of determination, (i) the most recently reported closing price per share of the Common Stock as of such date on the NASDAQ Stock Market, or (ii) if, as of such date, the Common Stock is not traded on the NASDAQ Stock Market, the most recently reported closing price per share of the Common Stock on the primary stock exchange on which the Common Stock is then listed for trading, or (iii) if, as of such date, the Common Stock is not listed for trading on any stock exchange, the closing bid price for the Common Stock on the Over-the-Counter Bulletin Board, or (iv) if neither (i), (ii) nor (iii) apply as of such date, but if the Common Stock is then quoted in an over-the-counter market or on the Pink Sheets, the last reported bid price thereof on such date, or (v) if there is no longer any public market for the Common Stock as of such date, the fair market value of a share of Common Stock as determined in good faith by the Board.

(c) “ Common Stockholders’ Equity ” means, as of a given date, the total stockholders’ equity reflected on the Company’s most recently dated consolidated balance sheet set forth in the Company’s most recent public filing with the SEC, minus the aggregate redemption value of all outstanding shares of Preferred Stock and Senior Common Stock as of such date.

(d) “ Offering Period ” means the period commencing on December 22, 2009 and terminating on the earlier of (a) September 1, 2012, unless earlier terminated or extended by the Board, or (b) the date on which $100 million of Senior Common Stock is sold (excluding the issuance of shares of Senior Common Stock pursuant to the reinvestment of distributions which otherwise would have been paid pursuant to Section 3 hereof through the distribution reinvestment plan of the Company).

6. Automatic Conversion. Each share of Senior Common Stock shall be converted into Common Stock in accordance with the Exchange Ratio automatically upon any of the following events: (a) an acquisition of the Company by another company by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of voting securities of the Company outstanding immediately prior to such transaction continue to retain at least 50% of the total voting power represented by voting securities of the Company or those of such other surviving entity outstanding immediately after such transaction or series of transaction; (b) a sale of all or substantially all of the assets of the Company; or (c) a liquidation, dissolution or winding up of the Company. All accumulated and unpaid distributions on the Senior Common Stock shall be paid to the holder through the date of conversion.

7. Voting Rights. Holders of the Senior Common Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law. So long as any shares of Senior Common Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of a least a majority of the shares of the Senior Common Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately by class), amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Common Stock or the holders thereof.

8. Anti-Dilution. If the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other company by reason of any reclassification, recapitalization, share split up, combination of shares, or share distribution, appropriate adjustment will be made to the number of shares and relative terms of the Senior Common Stock.

9. Liquidation Preference. The Senior Common Stock has no liquidation preference.

10. Maturity. The Senior Common Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

11. No Preemptive Rights. No holder of the Senior Common Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

GLADSTONE COMMERCIAL CORPORATION

ARTICLES OF RESTATEMENT

EXHIBIT D

7.125% SERIES C CUMULATIVE TERM PREFERRED STOCK

1. Designation and Number. A series of preferred stock, designated the 7.125% Series C Cumulative Term Preferred Stock (the “Series C Term Preferred Stock”), is hereby established. The number of shares of Series C Term Preferred Stock shall be 1,700,000.

2. Rank. The Series C Term Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of senior common stock, par value $0.001 per share, and common stock, par value $0.001 per share, of the Company (collectively, the “Common Stock” ) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the Series C Term Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Series C Term Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, including, but not limited to, each of the 7.75% Series A Perpetual Cumulative Redeemable Preferred Stock, par value $0.001 per share, and 7.50% Series B Perpetual Cumulative Redeemable Preferred Stock, par value $0.001 per share, of the Company (collectively, the “Parity Preferred Stock” ); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Series C Term Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company and to all existing and future indebtedness of the Company. The term “equity securities” does not include convertible debt securities.

3. Dividends.

(a) Holders of shares of the Series C Term Preferred Stock are entitled to receive, when and as authorized by the Board (or a duly authorized committee thereof) and declared by the Company, out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 7.125% per annum of the $25.00 liquidation preference per share (equivalent to a fixed annual amount of $1.7813 per share). Dividends on the Series C Term Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on or before the last Business Day (as defined below) of each month (each, a “Dividend Payment Date”). Any dividend payable on the Series C Term Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be such date designated by the Board that is not more than 20 nor less than seven days prior to the applicable Dividend Payment Date (each, a “Dividend Record Date” ). The term “Business Day” shall mean any calendar day on which the New York Stock Exchange is open for trading.

(b) No dividends on shares of Series C Term Preferred Stock shall be authorized by the Board of Directors or declared by the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series C Term Preferred Stock will accumulate whether or not the Company has earnings, whether or not restrictions exist in respect thereof, whether there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series C Term Preferred Stock will not bear interest and holders of the Series C Term Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Term Preferred Stock and the shares of any class or series of Parity Preferred Stock, all dividends declared upon the Series C Term Preferred Stock and any class or series of Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series C Term Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series C Term Preferred Stock and such class or series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series C Term Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than a dividend in shares of Common Stock or other shares of stock ranking junior to the Series C Term Preferred Stock as to dividends and upon liquidation) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon the Common Stock or any other stock of the Company ranking junior to or on a parity with the Series C Term Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock or any other stock of the Company ranking junior to or on a parity with the Series C Term Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Series C Term Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving the Company’s qualification as a real estate investment trust ( “REIT” )). Holders of shares of the Series C Term Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series C Term Preferred Stock as provided above. Any dividend payment made on shares of the Series C Term Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

(e) If, for any taxable year, the Company elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code” )) any portion (the “Capital Gains Amount” ) of the dividends paid or made available for the year to holders of any class or series of stock of the Company, the portion of the Capital Gains Amount that shall be allocable to holders of the Series C Term Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series C Term Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Company for such year.

4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series C Term Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series C Term Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series C Term Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series C Term Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series C Term Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series C Term Preferred Stock and such class or series of Parity Preferred Stock bear to each other. Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Term Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series C Term Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into another entity, a merger of another entity with or into the Company, a statutory share exchange by the Company or a sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Company. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Company) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series C Term Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

5. Redemption. The Series C Term Preferred Stock shall be subject to redemption by the Company as provided below:

(a) Definitions. As used in this Section 5, the following terms shall have the following meanings unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“Capital Stock” of a corporation means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control Payment” shall have the meaning as set forth in Section 5(d)(i).

“Change of Control Payment Date” shall have the meaning as set forth in Section 5(d)(ii).

“Change of Control Redemption” shall have the meaning as set forth in Section 5(d)(i).

“Change of Control Triggering Event” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any Person, other than the Company or one of the Company’s subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control Triggering Event under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Continuing Directors” means, as of any date of determination, any member of the Board who (A) was a member of the Board on the date the Series C Term Preferred Stock was issued or (B) was nominated for election, elected or appointed to the Board with the approval of a majority of the continuing directors who were members of the Board at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(i) cash or any cash equivalent;

(ii) any U.S. Government Obligation;

(iii) any Short-Term Money Market Instrument;

(iv) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Short-Term Money Market Instruments or U.S. Government Obligations or any combination thereof; or

(v) any letter of credit from a bank or other financial institution that has a credit rating from at least one rating agency that is the highest applicable rating generally ascribed by such rating agency to bank deposits or short-term debt of similar banks or other financial institutions as of the date hereof (or such rating’s future equivalent).

“Electronic Means” means electronic mail transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Market Value” of any asset of the Company means, for securities for which market quotations are readily available, the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Directors. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods that include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.

“Notice of Redemption” shall have the meaning as set forth in Section 5(e).

“Optional Redemption Date” shall have the meaning as set forth in Section 5(c)(i).

“Optional Redemption Price” shall have the meaning as set forth in Section 5(c)(i).

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Redemption and Paying Agent” means Computershare Limited and its successors or any other redemption and paying agent appointed by the Company with respect to the Series C Term Preferred Stock.

“Redemption Date” shall have the meaning as set forth in Section 5(e).

“Redemption Price” shall mean the Term Redemption Price or the Optional Redemption Price, as applicable.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company that agrees to follow the procedures required to be followed by such securities depository as set forth herein with respect to the Series C Term Preferred Stock.

“Short-Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Company, the remaining term to maturity thereof is not in excess of 180 days:

(i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii) demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia); and

(iii) overnight funds.

“Term Redemption Price” shall have the meaning as set forth in Section 5(b).

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Stock” means, with respect to any specified Person that is a corporation as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the directors of such Person.

(b) Term Redemption. The Company shall redeem, out of funds legally available therefor, all shares of Series C Term Preferred Stock on January 31, 2017 (the “Term Redemption Date” ), at a price per share equal to the liquidation preference per share of Series C Term Preferred Stock plus an amount equal to all unpaid dividends on such share of Series C Term Preferred Stock accumulated to (and including) the Term Redemption Date (whether or not earned or declared by the Company, but excluding interest thereon) (the “Term Redemption Price” ).

(c) Optional Redemption.

(i) Except as set forth in Section 5(d), the Series C Term Preferred Stock is not redeemable prior to January 31, 2016. However, in order to ensure that the Company will continue to meet the requirement for qualification as a REIT, the Series C Term Preferred Stock will be subject to provisions in the Charter pursuant to which shares of stock of the Company owned by a stockholder in excess of 9.8% in value of the outstanding shares of capital stock of the Company (the “Ownership Limit” ) will be deemed “Excess Shares,” and the Company will have the right to purchase such Excess Shares from the holder. Subject to the provisions of Section 5(c)(ii), on any Business Day beginning on January 31, 2016 (any such Business Day referred to in this sentence, an “Optional Redemption Date” ), the Company may redeem in whole or from time to time in part, out of funds legally available therefor, the Series C Term Preferred Stock, at a redemption price per share of Series C Term Preferred Stock (the “Optional Redemption Price”) equal to (x) the liquidation preference per share of Series C Term Preferred Stock plus (y) an amount equal to all unpaid dividends on such share of Series C Term Preferred Stock accumulated to (and including) the Optional Redemption Date (whether or not earned or declared by the Company, but excluding interest thereon).

(ii) If fewer than all of the outstanding shares of Series C Term Preferred Stock are to be redeemed pursuant to Section 5(c)(i), the shares of Series C Term Preferred Stock to be redeemed shall be selected either (A) pro rata, (B) by lot or (C) in such other manner as the Board of Directors may determine to be fair and equitable. Subject to the provisions hereof and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which shares of Series C Term Preferred Stock will be redeemed pursuant to this Section 5(c) from time to time.

(iii) The Company may not on any date deliver a Notice of Redemption pursuant to Section 5(e) in respect of a redemption contemplated to be effected pursuant to this Section 5(c) unless on such date the Company has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount due to holders of Series C Term Preferred Stock by reason of the redemption of such Series C Term Preferred Stock on such Optional Redemption Date.

(d) Change of Control

(i) If a Change of Control Triggering Event occurs with respect to the Series C Term Preferred Stock, unless the Company has exercised the option to redeem such Series C Term Preferred Stock pursuant to Section 5(c), holders of the Series C Term Preferred Stock may require the Company to redeem (a “Change of Control Redemption” ) the Series C Term Preferred Stock at a price equal to the liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends up to and including the date of payment (whether or not earned or declared by the Company, but excluding interest thereon) (a “Change of Control Payment” ).

(ii) Within 30 days following any Change of Control Triggering Event or prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, a notice will be mailed to holders of the Series C Term Preferred Stock, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to redeem such Series C Term Preferred Stock on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date” ). The notice will, if mailed prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

(iii) The Company will not be required to make a Change of Control Redemption upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Series C Term Preferred Stock properly tendered and not withdrawn under its offer.

(iv) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the redemption of the Series C Term Preferred Stock as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Redemption provisions of the Series C Term Preferred Stock, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Redemption provisions of the Series C Term Preferred Stock by virtue of any such conflict.

(e) Procedures for Redemption.

(i) If the Company shall determine or be required to redeem, in whole or in part, shares of Series C Term Preferred Stock pursuant to Section 5(b) or (c), the Company shall deliver a notice of redemption (the “Notice of Redemption” ), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to holders thereof, or request the Redemption and Paying Agent, on behalf of the Company, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not less than 30 nor more than 60 days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date” ). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the number of shares of Series C Term Preferred Stock to be redeemed; (C) the CUSIP number for the Series C Term Preferred Stock; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the shares of Series C Term Preferred Stock to be redeemed will cease to accumulate after such Redemption Date; and (G) the provisions hereof under which such redemption is made. If fewer than all shares of Series C Term Preferred Stock held by any holder are to be redeemed, the Notice of Redemption delivered to such holder shall also specify the number of shares of Series C Term Preferred Stock to be redeemed from such holder or the method of determining such number. The Company may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant hereto that such redemption is subject to one or more conditions precedent and that the Company shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If the Company shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Company), the Company shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the shares of Series C Term Preferred Stock to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the shares of Series C Term Preferred Stock called for redemption on the Redemption Date. The Company may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds.

(iii) Upon the date of the deposit of such Deposit Securities, all rights of the holders of the shares of Series C Term Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such shares of Series C Term Preferred Stock shall no longer be deemed outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends, unless previously or contemporaneously declared and paid as contemplated by the last sentence of Section 5(e)(vi) below, shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Company shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the shares of Series C Term Preferred Stock called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Company, after which the holders of the shares of Series C Term Preferred Stock so called for redemption shall look only to the Company for payment of the Redemption Price thereof. The Company shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

(iv) On or after the Redemption Date, each holder of shares of Series C Term Preferred Stock in certificated form (if any) that are subject to redemption shall surrender the certificate(s) representing such shares of Series C Term Preferred Stock to the Company at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such shares of Series C Term Preferred Stock, without interest, and in the case of a redemption of fewer than all the shares of Series C Term Preferred Stock represented by such certificate(s), a new certificate representing the shares of Series C Term Preferred Stock that were not redeemed.

(v) Notwithstanding the other provisions of this Section 5, except as otherwise required by law, the Company shall not redeem any shares of Series C Term Preferred Stock unless all accumulated and unpaid dividends on all outstanding shares of Series C Term Preferred Stock and the shares of any class or series of Parity Preferred Stock for all applicable past dividend periods (whether or not earned or declared by the Company) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Parity Preferred Stock) for the payment of such dividends shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such Parity Preferred Stock in accordance with the terms of such Parity Preferred Stock, provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding shares of Series C Term Preferred Stock pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Term Preferred Stock and any other class or series of Parity Preferred Stock for which all accumulated and unpaid dividends have not been paid.

(vi) To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance herewith and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No Redemption Default shall be deemed to have occurred if the Company shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any shares of

Series C Term Preferred Stock, dividends may be declared and paid on such shares of Series C Term Preferred Stock in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such shares of Series C Term Preferred Stock shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.

(f) Redemption and Paying Agent as Trustee of Redemption Payments by Company. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of shares of Series C Term Preferred Stock called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of holders of shares of Series C Term Preferred Stock so to be redeemed until paid to such holders in accordance with the terms hereof or returned to the Company in accordance with the provisions of Section 5(e)(iii) above.

(g) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 5, the Company shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under any applicable Maryland law, but shall effect no redemption except in accordance with any applicable Maryland law.

(h) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 5, the Company may, in its sole discretion and without a stockholder vote, modify the procedures set forth above with respect to notification of redemption for the Series C Term Preferred Stock; provided that such modification does not materially and adversely affect the holders of the shares of Series C Term Preferred Stock or cause the Company to violate any applicable law, rule or regulation; and provided , further , that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

6. Voting Rights.

(a) Holders of the Series C Term Preferred Stock will not have any voting rights, except as set forth below.

(b) Whenever dividends on any shares of Series C Term Preferred Stock shall be in arrears for 18 or more consecutive months (a “Preferred Dividend Default” ), the holders of such shares of Series C Term Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the “Dividend Default Preferred Stock Directors” ) at a special meeting called upon the request of the holders of record of at least 20% of the Series C Term Preferred Stock or the holders of record of at least 20% of any class or series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series C Term Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

(c) Whenever shares of the Series C Term Preferred Stock are not redeemed or are not called for redemption with proper notice and a sum sufficient for the payment thereof set apart for payment as required on January 31, 2017 (a “Mandatory Redemption Delay” ), the number of directors constituting the Board shall be automatically increased by the smallest number that would constitute a majority of the Board as so increased by such smallest number, and the holders of such shares of Series C Term Preferred Stock will be entitled, voting as a separate class (to the exclusion of the holders of all other classes or series of stock of the Company), to elect such number of additional directors (the “Redemption Delay Preferred Stock Directors” and, together with the Dividend Default Preferred Stock Directors, the “Preferred Stock Directors” ) at a special meeting called upon the request of the holders of record of at least 20% of the Series C Term Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all shares of Series C Term Preferred Stock are redeemed or called for redemption upon proper notice and a sum sufficient for the payment thereof set apart for payment.

(d) A quorum for any meeting called to elect Preferred Stock Directors shall exist if at least a majority of the outstanding shares of Series C Term Preferred Stock and, in the case of a Preferred Dividend Default, shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the votes cast by the holders of shares of Series C Term Preferred Stock and, in the case of a Preferred Dividend Default, shares of such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present voting separately as a class. If and when all accumulated dividends and the dividend for the then-current dividend period on the Series C Term Preferred Stock shall have been paid in full or declared and set apart for payment in full, the holders thereof shall be divested of the right to elect the Dividend Default Preferred Stock Directors (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then-current dividend period have been paid in full or declared and set aside for payment in full on all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Dividend Default Preferred Stock Director so elected shall terminate; and if and when all shares of Series C Term Preferred Stock are redeemed or called for redemption upon proper notice and a sum sufficient for the payment thereof set apart for payment, the holders thereof shall be divested of the right to elect the Redemption Delay Preferred Stock Directors and the term of office of each Redemption Delay Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series C Term Preferred Stock when they have the voting rights described above (voting separately as a class, in the case of a Preferred Dividend Default, with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable or, in the case of a Mandatory Redemption Delay, to the exclusion of the holders of all other classes or series of stock of the Company). So long as a Preferred Dividend Default or Mandatory Redemption Delay shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Dividend Default Preferred Stock Director or Redemption Delay Preferred Stock Director(s), as the case may be, remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Term Preferred Stock when they have the voting rights described above (voting separately as a class, in the case of a Preferred Dividend Default, with all classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable or, in the case of a Mandatory Redemption Delay, to the exclusion of the holders of all other classes or series of stock of the Company). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

(e) So long as any shares of Series C Term Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series C Term Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter (including terms of the Series C Term Preferred Stock), whether by merger, consolidation or otherwise (each an “Event” ), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Term Preferred Stock; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series C Term Preferred Stock (or securities issued by a surviving entity in substitution for the Series C Term Preferred Stock) remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series C Term Preferred Stock; and provided, further, that (i) any increase in the number of authorized shares of Series C Term Preferred Stock, (ii) any increase in the number of authorized shares of preferred stock of the Company or the creation of issuance of any other class or series of preferred stock, or (iii) any increase in the number of authorized shares of any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series C Term Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(f) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Term Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

7. Conversion. The Series C Term Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

8. Term. The Series C Term Preferred Stock will not be subject to any sinking fund but must be redeemed or called for redemption upon proper notice and a sum sufficient for the payment thereof set apart for payment on January 31, 2017.

9. No Preemptive Rights. No holder of the Series C Term Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

10. Status of Redeemed or Repurchased Series C Term Preferred Stock. Shares of Series C Term Preferred Stock that at any time have been redeemed or purchased by the Company shall, after such redemption or purchase, have the status of authorized but unissued shares of common stock, par value $0.001 per share.

11. Global Certificate. All shares of Series C Term Preferred Stock outstanding from time to time shall initially be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and no registration of transfer of shares of Series C Term Preferred Stock shall be made on the books of the Company to any person other than the Securities Depository or its nominee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificate.

12. Notice. All notices or communications hereunder, unless otherwise specified herein, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight mail or delivery or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 12 shall be deemed given on the date received or, if mailed by first class mail, on the date five calendar days after which such notice is mailed.